EXHIBIT 99.1

Digital Locations Names Rick Ellis as New CEO

The EllisLab founder will also spearhead the research and development of AdaptiveCore, the Company’s new artificial intelligence platform

SANTA BARBARA, CA-May 21, 2019—Digital Locations, Inc. (OTC: DLOC), developer of an artificial intelligence (AI) platform for personalized digital content,

today announced that its Board of Directors has appointed Rick Ellis as Chief Executive Officer. Mr. Ellis was the founder and will also continue to serve as CEO of EllisLab, the company behind ExpressionEngine, the award-winning Content Management System (CMS) acquired by Digital Locations in December of 2018.

In his expanded role, Mr. Ellis will lead the development of AdaptiveCore, the Company’s new artificial intelligence (AI) platform for personalized digital content. AdaptiveCore is an early stage development effort to apply artificial intelligence technologies to create highly personalized digital content and experiences for each and every person connected to the Internet. From the automatic selection of colors and content to a completely personalized look and feel, AdaptiveCore aims to allow website owners and marketers to create digital experiences that foster deep and personal connections with their users.

“We are thrilled to have Rick Ellis serve as our new CEO,” said Bill Beifuss, Chairman of the Board. “We feel that Rick, a CMS visionary with two decades of experience developing innovative applications for the web, is a perfect fit. I’m confident that under his leadership, Digital Locations will make substantial progress on its promise to develop an artificial intelligence platform.”

“I’m very excited about this opportunity,” said Rick Ellis. “Artificial Intelligence has emerged as the next great technological revolution, one with the potential to positively impact the lives of everyone on earth. I’m thrilled to be named CEO and look forward to this exciting new challenge.”

Mr. Ellis continued, “We intend to build a world-class team of data scientists and software developers that can bring transformative ideas to life. The name AdaptiveCore is descriptive of the technological foundation from which will emerge products and services that leverage AI in exciting ways to create highly personalized content.”

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About Digital Locations, Inc.

Digital Locations is developing AdaptiveCore, a new artificial intelligence (AI) platform to create highly personalized digital content and experiences for each and every person connected to the Internet. By combining AI technologies, such as machine learning and big data analytics, we intend to allow websites, mobile apps, email and other forms of digital communication to dynamically deliver personalized content that is relevant, engaging and motivates the user to action. From the automatic selection of colors and content to a completely personalized look and feel, website owners and marketers can create digital experiences that foster deep and personal connections with their users. This is all part of our bigger vision to ultimately use artificial intelligence to create complete original content that is personalized for everyone. To learn more about Digital Locations, please visit www.digitallocations.com

Safe Harbor Statement

Matters discussed in this press release contain statements that look forward within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such statements that look forward. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the statements that look forward contained herein, and while expected, there is no guarantee that we will attain the aforementioned anticipated developmental milestones. These statements that look forward are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Press Contact:

communications@digitallocations.com

(805) 456-7000

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